UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 5, 2024
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VOLATO GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1954 Airport Road, Suite 124
Chamblee, GA 30341
(Address of principal executive offices) (zip code)
844-399-8998
Registrant’s telephone number, including area code
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SOAR.WS	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.02. Termination of a Material Definitive Agreement

On September 5, 2024, the Board of Directors of Volato Group, Inc. (the "Company") provided notice to each of Matthew Liotta, the Company’s Chief Executive Officer and President, Nicholas Cooper, the Company’s Chief Commercial Officer, Michael Prachar, the Company’s Chief Operating Officer, Steven Drucker, the Company’s Chief Technology Officer, and Mark Heinen, the Company’ Chief Financial Officer (collectively, the “Officers”) that the Company has elected not to renew the term of the Officers’ respective employment agreements (the “Employment Agreements”) for an additional six months pursuant to the terms of the applicable Employment Agreement. Therefore, upon the expiration of each Employment Agreement’s current term on November 30 2024, each Employment Agreement will terminate and each Officer will be employed on an at-will basis, meaning that either such Officer or the Company may terminate such Officer’s employment at any time for any reason. Each Officer will continue to serve in his capacity as noted above under substantially the same compensatory terms as contained in the applicable Employment Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 6, 2024, Steven Drucker, the Company's Chief Technology Officer, resigned from his position. The Resignation is not the result of any disagreement with the Company on any matter relating to the Company’s financials, operations, policies, or practices.

The disclosure set forth above in Item 1.02 of this Current Report on Form 8-K with respect to the delivery of notice of the non-renewal of the Employment Agreements is incorporated herein by reference.

Item 8.01. Other Events

As previously disclosed in the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission (the "Commission") on June 21, 2024, the Company received a deficiency notice (the "Notice") from the NYSE American LLC (the "NYSE American") advising the Company that it was not in compliance with the NYSE American continued listing standards set forth in Section 1003(a)(i) of the NYSE American Company Guide (the "Company Guide") requiring a company to have stockholders’ equity of at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years and Section 1003(a)(ii) of the Company Guide requiring a company to have stockholders’ equity of at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years.

The Company was required to submit a plan to the NYSE American by July 18, 2024 to the NYSE American outlining actions it has taken or will take to regain compliance with the continued listing standards by December 18, 2025. The Company submitted a plan prior to the deadline.

On September 5, 2024, the Company received notice from the NYSE American that it had accepted the Company's plan and granted a plan period through December 18, 2025. During the plan period the Company will be subject to quarterly review to determine if it is making progress consistent with the plan. If the Company does not regain compliance with the NYSE American listing standards by December 18, 2025, or if the Company does not make sufficient progress consistent with its plan, then the NYSE American may initiate delisting proceedings.

On September 9, 2024 the Company issued a press release discussing the matter. A copy of the press release is included herewith as Exhibit 99.1, which is incorporated by reference into this Item 8.01.

Item 9.01.       Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 9, 2024

Volato Group, Inc.

By:	/s/ Mark Heinen
Name:	Mark Heinen
Title:	Chief Financial Officer